UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 3, 2019

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 3, 2019, Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”). The Sales Agreement provides that, upon the terms and subject to the conditions set forth therein, Theravance Biopharma may issue and sell through Cowen, acting as sales agent, Theravance Biopharma’s ordinary shares (the “Shares”), having an aggregate offering price of up to $150,000,000. Theravance Biopharma has no obligation to sell any Shares under the Sales Agreement. The sale of the Shares by Cowen will be effected pursuant to the Registration Statement on Form S-3 (File No. 333-235339) filed by Theravance Biopharma on December 3, 2019 (the “Registration Statement”) by any method permitted by law and deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on The Nasdaq Global Market or any other existing trading market for the Shares.

Pursuant to the Sales Agreement, each time Theravance Biopharma wishes to issue and sell Shares under the Sales Agreement (each, a “Placement”), it will provide a notice to Cowen containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).

Upon Theravance Biopharma’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Sales Agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of Theravance Biopharma and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Theravance Biopharma will pay Cowen a commission of up to 3% of the gross proceeds from the sale of Shares under the Sales Agreement, if any. Theravance Biopharma has also agreed to reimburse Cowen for certain expenses incurred in connection with entering into the Sales Agreement and has provided Cowen with customary indemnification rights.

The Sales Agreement may be terminated by Theravance Biopharma or Cowen at any time upon notice to the other party, or by Cowen at any time in certain circumstances, including, but not limited to, the occurrence of a material adverse change to Theravance Biopharma.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The representations and warranties contained in the Sales Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement between Theravance Biopharma, Inc. and Cowen and Company, LLC dated December 3, 2019 (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-235339) filed on December 3, 2019)

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: December 3, 2019	By:	/s/ Andrew Hindman
Andrew Hindman
Senior Vice President and Chief Financial Officer